Exhibit 99.1

Willdan Group Reports

Third Quarter 2022 Results

ANAHEIM, Calif. –November 3, 2022 – Willdan Group, Inc. (“Willdan”) (Nasdaq: WLDN), a provider of professional, technical and consulting services, today reported financial results for its third quarter ended September 30, 2022.

Third Quarter 2022 Summary

●	Consolidated contract revenue of $121.4 million
●	Net revenue* of $58.9 million
●	Net income of $0.1 million, or $0.01 per diluted share
●	Adjusted net income* of $5.6 million, or $0.42 per diluted share
●	Adjusted EBITDA* of $8.0 million

Nine Months Year to Date 2022 Summary

●	Consolidated contract revenue of $315.9 million
●	Net revenue* of $162.0 million
●	Net loss of $8.0 million, or $(0.62) per diluted share
●	Adjusted net income* of $6.7 million, or $0.51 per diluted share
●	Adjusted EBITDA* of $11.5 million

*See “Use of Non-GAAP Financial Measures” below.

“Willdan continued to build momentum in the third quarter with contract revenue up 23.5% and net revenue up 8.2% over the third quarter last year,” said Tom Brisbin, Willdan’s Chairman and Chief Executive Officer. “Our construction management, civil engineering, and energy consulting businesses delivered top-line growth above our expectations as we continue to capitalize on the shift in energy demand to electrification.”

Third Quarter 2022 Financial Results

Consolidated contract revenue increased $23.1 million, or 23.5%, in the three months ended September 30, 2022, compared to the three months ended October 1, 2021.

Net Revenue increased 8.2% to $58.9 million from $54.5 million for the third quarter of 2021 (see “Use of Non-GAAP Financial Measures” below) due to the changes as described above.

General and administrative (“G&A”) expenses increased by $1.6 million, or 4.3%, in the three months ended September 30, 2022 compared to the three months ended October 1, 2021.

Income tax benefit was $1.5 million for the three months ended September 30, 2022, compared to a tax benefit of $0.2 million for the three months ended October 1, 2021.

Net Income for the third quarter of 2022 was $0.1 million, or $0.01 per diluted share, as compared to net income of $0.8 million, or $0.06 per diluted share, for the third quarter of 2021. Adjusted Net Income (see “Use of Non-GAAP Financial Measures” below) for the third quarter of 2022 was $5.6 million, or $0.42 per diluted share, as compared to Adjusted Net Income of $6.9 million, or $0.53 per diluted share, for the third quarter of 2021.

Adjusted EBITDA (see “Use of Non-GAAP Financial Measures” below) was $8.0 million for the third quarter of 2022, compared to $10.1 million for the third quarter of 2021.

Nine Months 2022 Financial Results

Consolidated contract revenue increased $54.3 million, or 20.8%, in the nine months ended September 30, 2022, compared to the nine months ended October 1, 2021.

Net Revenue for the nine months ended September 30, 2022 was $162.0 million, an increase of 8.2% from $149.7 million for the nine months ended October 1, 2021 (see “Use of Non-GAAP Financial Measures” below), due to changes as described above.

G&A expenses increased $1.2 million, or 1.1%, in the nine months ended September 30, 2022, compared to the nine months ended October 1, 2021.

Income tax benefit was $5.6 million for the nine months ended September 30, 2022 compared to a tax benefit of $5.4 million for the nine months ended October 1, 2021.

Net loss for the nine months ended September 30, 2022 was $8.0 million, or $(0.62) per diluted share, as compared to a net loss of $7.5 million, or $(0.61) per diluted share, for the prior year period. Adjusted Net Income (see “Use of Non-GAAP Financial Measures” below) for the nine months ended September 30, 2022 was $6.7 million, or $0.51 per diluted share, as compared to Adjusted Net Income of $12.2 million, or $0.99 per diluted share, for the nine months ended October 1, 2021.

Adjusted EBITDA (see “Use of Non-GAAP Financial Measures” below) was $11.5 million for the nine months ended September 30, 2022, compared to $18.1 million for the prior year period.

Liquidity and Capital Resources

As of September 30, 2022, cash and cash equivalents totaled $8.8 million. Cash flows provided by operating activities were $4.5 million for nine months ended September 30, 2022, as compared to cash flows used in operating activities of $1.7 million for nine months ended October 1, 2021. Cash flows provided by in operating activities for the nine months ended September 30, 2022, were favorably impacted by lower net working capital requirements.

As of September 30, 2022, there was $109.3 million outstanding under our term loan credit facilities and we had no borrowings under our $50.0 million revolving credit facility. On November 1, 2022, we entered into a new amendment to our credit agreement which, among other things, amended our aggregate borrowing capacity under our revolving credit facility to $10.0 million at any time during the period from November 1, 2022 through the date on which financial statements and compliance documents have been received by the Administrative Agent (as defined in the credit agreement) for the fiscal quarter ending March 31, 2023 and conditioned our access to the accordion feature of the credit agreement to periods when our Total Leverage Ratio (as defined in the credit agreement) is less than 3.0.

Full Year 2022 Financial Targets

The Company re-affirms financial targets as follows:

●	Net revenue* growth of at least 10%
●	Adjusted EBITDA* margin (as percent of net revenue) of at least 10%

*See “Use of Non-GAAP Financial Measures” below.

Third Quarter 2022 Conference Call

Willdan will be hosting an investor conference call related to third quarter earnings today, November 3, 2022, at 5:30 p.m. Eastern/2:30 p.m. Pacific. To access the call, listeners should dial 800-285-6670 (or 713-481-1320) approximately five minutes prior to the scheduled start time. The conference call will be webcast simultaneously on Willdan’s website at ir.willdangroup.com and selecting “Events & Presentations”.

A replay of the conference call will be available through November 17, 2022 by dialing 877-660-6853 (or 201-612-7415) and entering access identification 13733555.

An Investor Report containing supplemental financial information can also be accessed on the home page of Willdan’s investor relations website.

About Willdan Group, Inc.

Willdan is a nationwide provider of professional, technical and consulting services to utilities, government agencies, and private industry. Willdan’s service offerings span a broad set of complementary disciplines that include electric grid solutions, energy efficiency and sustainability, engineering and planning, and municipal financial consulting. For additional information, visit Willdan's website at www.willdan.com.

Use of Non-GAAP Financial Measures

“Net Revenue,” defined as contract revenue as reported in accordance with GAAP minus subcontractor services and other direct costs, is a non-GAAP financial measure, Net Revenue is a supplemental measure that Willdan believes enhances investors’ ability to analyze Willdan’s business trends and performance because it substantially measures the work performed by Willdan’s employees. In the course of providing services, Willdan routinely subcontracts various services. Generally, these subcontractor services and other direct costs are passed through to Willdan’s clients and, in accordance with U.S. generally accepted accounting principles (“GAAP”) and industry practice, are included in Willdan’s revenue when it is Willdan’s contractual responsibility to procure or manage such subcontracted activities. Because subcontractor services and other direct costs can vary significantly from project to project and period to period, changes in revenue may not necessarily be indicative of Willdan’s business trends. Accordingly, Willdan segregates subcontractor services and other direct costs from revenue to promote a better understanding of Willdan’s business by evaluating revenue exclusive of subcontract services and other direct costs associated with external service providers. A reconciliation of Willdan’s contract revenue as reported in accordance with GAAP to Net Revenue is provided at the end of this press release. A reconciliation of targeted contract revenue for 2022 as reported in accordance with GAAP to targeted Net Revenues for fiscal 2022, which is a forward-looking non-GAAP financial measure, is not provided because Willdan is unable to provide such reconciliation without unreasonable effort. The inability to provide a reconciliation is due to the uncertainty and inherent difficulty of predicting the subcontractor services and other director costs that are subtracted from contract revenues in order to derive Net Revenues. While subcontractor costs have increased recently, subcontractor costs can vary significantly from period to period. Subcontractor costs and other direct costs were 51.4% and 43.0% of contract revenue for the quarter ended September 30, 2022 and fiscal year 2021 and 44.6% and 50.2% for the quarter ended October 1, 2021 and fiscal year 2020, respectively.

“Adjusted EBITDA,” defined as net income plus interest expense, income tax expense, stock-based compensation, interest accretion, depreciation and amortization, transaction costs, gain on sale of equipment, and tax benefit distribution, is a non-GAAP financial measure. Adjusted EBITDA is a supplemental measure used by Willdan’s management to measure Willdan’s operating performance. Willdan believes Adjusted EBITDA is useful because it allows Willdan’s management to evaluate its operating performance and compare the results of its operations from period to period and against its peers without regard to its financing methods, capital structure and non-operating expenses. Willdan uses Adjusted EBITDA to evaluate its performance for, among other things, budgeting, forecasting and incentive compensation purposes.

Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s costs of capital, stock-based compensation, as well as the historical costs of depreciable assets. A reconciliation of net income as reported in accordance with GAAP to Adjusted EBITDA is provided at the end of this press release.

“Adjusted Net Income,” defined as net income plus stock-based compensation, intangible amortization, interest accretion transaction costs, deferred tax valuation, and tax benefit distribution, each net of tax, is a non-GAAP financial measure.

“Adjusted Diluted EPS,” defined as net income plus stock-based compensation, intangible amortization, interest accretion, transaction costs, deferred tax valuation, and tax benefit distribution, each net of tax, all divided by the diluted weighted-average shares outstanding, is a non-GAAP financial measure. Adjusted Net Income and Adjusted Diluted EPS are supplemental measures used by Willdan’s management to measure its operating performance. Willdan believes Adjusted Net Income and Adjusted Diluted EPS are useful because they allow Willdan’s management to more closely evaluate and explain the operating results of Willdan’s business by removing certain non-operating expenses. Reconciliations of net income as reported in accordance with GAAP to Adjusted Net Income and diluted EPS as reported in accordance with GAAP to Adjusted Diluted EPS are provided at the end of this press release.

Willdan’s definitions of Net Revenue, Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS have limitations as analytical tools and may differ from other companies reporting similarly named measures or from similarly named measures Willdan has reported in prior periods. These measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as contract revenue, net income and diluted EPS.

Forward Looking Statements

Statements in this press release that are not purely historical, including statements regarding Willdan’s intentions, hopes, beliefs, expectations, representations, projections, estimates, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding the impact of Covid-19 on Willdan’s business, Willdan’s ability to capitalize on increased energy efficiency spending in large markets and expected benefits from its acquisitions. All statements other than statements of historical fact included in this press release are forward-looking statements. It is important to note that Willdan’s actual results could differ materially from those in any such forward-looking statements. Important factors that could cause actual results to differ materially from its expectations include, but are not limited to, Willdan’s ability to adequately complete projects in a timely manner, Willdan’s ability to compete successfully in the highly competitive energy services market, Willdan’s reliance on work from its top ten clients; the extent to which the Covid-19 pandemic and measures taken to contain its spread ultimately impact Willdan’s business, results of operation and financial condition; changes in state, local and regional economies and government budgets, Willdan’s ability to win new contracts, to renew existing contracts and to compete effectively for contracts awarded through bidding processes, Willdan’s ability to successfully integrate its acquisitions and execute on its growth strategy, Willdan’s ability to make principal and interest payments on its outstanding debt as they come due and to comply with financial covenants contained in its debt agreements, Willdan’s ability to obtain financing and to refinance its outstanding debt as it matures, Willdan’s ability to attract and retain managerial, technical, and administrative talent, and Willdan’s ability to manage supply chain constraints, labor shortages, and rising inflation.

All written and oral forward-looking statements attributable to Willdan, or persons acting on its behalf, are expressly qualified in their entirety by the cautionary statements and risk factors disclosed from time to time in Willdan’s reports filed with the Securities and Exchange Commission, including, but not limited to, the Annual Report on Form 10-K filed for the year ended December 31, 2021, as such disclosures may be amended, supplemented or superseded from time to time by other reports Willdan files with the Securities and Exchange Commission, including subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Willdan cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Willdan disclaims any obligation to, and does not undertake to, update or revise any forward-looking statements in this press release unless required by law.

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value)

	September 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$8,818	$11,221
Accounts receivable, net of allowance for doubtful accounts of $756 and $1,115 at September 30, 2022 and December 31, 2021, respectively	60,376	67,211
Contract assets	74,924	59,288
Other receivables	5,112	6,267
Prepaid expenses and other current assets	4,891	4,972
Total current assets	154,121	148,959
Equipment and leasehold improvements, net	21,147	16,757
Goodwill	130,124	130,124
Right-of-use assets	12,715	15,177
Other intangible assets, net	44,182	52,713
Other assets	11,862	13,843
Deferred income taxes, net	20,960	16,849
Total assets	$395,111	$394,422
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$23,487	$36,672
Accrued liabilities	50,996	35,680
Contingent consideration payable	2,491	10,206
Contract liabilities	12,163	13,499
Notes payable	15,510	15,036
Finance lease obligations	970	539
Lease liability	4,889	5,575
Total current liabilities	110,506	117,207
Contingent consideration payable	—	832
Notes payable	93,912	85,538
Finance lease obligations, less current portion	1,657	778
Lease liability, less current portion	8,747	10,768
Other noncurrent liabilities	78	78
Total liabilities	214,900	215,201

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 40,000 shares authorized; 13,297 and 12,804 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	133	128
Additional paid-in capital	176,002	167,032
Accumulated other comprehensive loss	—	(38)
Retained earnings	4,076	12,099
Total stockholders’ equity	180,211	179,221
Total liabilities and stockholders’ equity	$395,111	$394,422

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,	October 1,	September 30,	October 1,
	2022	2021	2022	2021

Contract revenue	$121,399	$98,297	$315,882	$261,537

Direct costs of contract revenue (inclusive of directly related depreciation and amortization):
Salaries and wages	21,420	16,346	61,514	48,532
Subcontractor services and other direct costs	62,457	43,824	153,896	111,860
Total direct costs of contract revenue	83,877	60,170	215,410	160,392

General and administrative expenses:
Salaries and wages, payroll taxes and employee benefits	20,373	19,374	60,169	57,530
Facilities and facility related	2,228	2,351	6,999	7,373
Stock-based compensation	1,607	4,210	6,626	14,349
Depreciation and amortization	4,405	4,267	13,240	12,678
Other	9,664	6,482	25,099	19,033
Total general and administrative expenses	38,277	36,684	112,133	110,963
Income (Loss) from operations	(755)	1,443	(11,661)	(9,818)

Other income (expense):
Interest expense, net	(1,435)	(937)	(3,216)	(3,100)
Other, net	740	98	1,266	34
Total other expense, net	(695)	(839)	(1,950)	(3,066)
Income (Loss) before income taxes	(1,450)	604	(13,611)	(12,884)

Income tax (benefit) expense	(1,526)	(236)	(5,588)	(5,357)
Net income (loss)	76	840	(8,023)	(7,527)

Other comprehensive income (loss):
Unrealized gain (loss) on derivative contracts, net of tax	—	111	38	343
Comprehensive income (loss)	$76	$951	$(7,985)	$(7,184)

Earnings (Loss) per share:
Basic	$0.01	$0.07	$(0.62)	$(0.61)
Diluted	$0.01	$0.06	$(0.62)	$(0.61)

Weighted-average shares outstanding:
Basic	13,110	12,606	12,971	12,391
Diluted	13,360	13,141	12,971	12,391

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended
	September 30,	October 1,
	2022	2021
Cash flows from operating activities:
Net income (loss)	$(8,023)	$(7,527)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	13,240	12,678
Deferred income taxes, net	(4,111)	(3,544)
(Gain) loss on sale/disposal of equipment	(67)	(37)
Provision for doubtful accounts	230	87
Stock-based compensation	6,626	14,349
Accretion and fair value adjustments of contingent consideration	1,659	860
Changes in operating assets and liabilities, net of effects from business acquisitions:
Accounts receivable	6,605	(1,892)
Contract assets	(15,636)	(3,318)
Other receivables	1,155	376
Prepaid expenses and other current assets	256	2,005
Other assets	1,981	(4,557)
Accounts payable	(13,185)	(17,787)
Accrued liabilities	15,354	5,726
Contract liabilities	(1,336)	1,016
Right-of-use assets	(245)	(145)
Net cash (used in) provided by operating activities	4,503	(1,710)
Cash flows from investing activities:
Purchase of equipment and leasehold improvements	(6,969)	(4,898)
Proceeds from sale of equipment	75	46
Net cash (used in) provided by investing activities	(6,894)	(4,852)
Cash flows from financing activities:
Payments on contingent consideration	(10,206)	(6,615)
Payments on notes payable	(1,577)	(1,724)
Proceeds from notes payable	—	206
Borrowings under term loan facility and line of credit	20,000	—
Repayments under term loan facility and line of credit	(9,750)	(9,750)
Principal payments on finance leases	(827)	(440)
Proceeds from stock option exercise	270	1,747
Proceeds from sales of common stock under employee stock purchase plan	3,036	2,656
Cash used to pay taxes on stock grants	(958)	(3,117)
Restricted Stock Award and Units	—	(1)
Net cash (used in) provided by financing activities	(12)	(17,038)
Net increase (decrease) in cash and cash equivalents	(2,403)	(23,600)
Cash and cash equivalents at beginning of period	11,221	28,405
Cash and cash equivalents at end of period	$8,818	$4,805
Supplemental disclosures of cash flow information:
Cash paid (received) during the period for:
Interest	$2,790	$2,701
Income taxes	(1,027)	(1,742)
Supplemental disclosures of noncash investing and financing activities:
Equipment acquired under finance leases	2,137	987

Willdan Group, Inc. and Subsidiaries

Reconciliation of GAAP Revenue to Net Revenue

(in thousands)

(Non-GAAP Measure)

	Three Months Ended		Nine Months Ended
	September 30,	October 1,	September 30,	October 1,
	2022	2021	2022	2021
Consolidated
Contract revenue	$121,399	$98,297	$315,882	$261,537
Subcontractor services and other direct costs	62,457	43,824	153,896	111,860
Net Revenue	$58,942	$54,473	$161,986	$149,677

Energy segment
Contract revenue	$102,625	$81,523	$262,186	$209,977
Subcontractor services and other direct costs	61,557	42,120	151,445	106,030
Net Revenue	$41,068	$39,403	$110,741	$103,947

Engineering and Consulting segment
Contract revenue	$18,774	$16,774	$53,696	$51,560
Subcontractor services and other direct costs	900	1,704	2,451	5,830
Net Revenue	$17,874	$15,070	$51,245	$45,730

Willdan Group, Inc. and Subsidiaries

Reconciliation of GAAP Net Income to Adjusted EBITDA

(in thousands)

(Non-GAAP Measure)

	Three Months Ended		Nine Months Ended
	September 30,	October 1,	September 30,	October 1,
	2022	2021	2022	2021
Net income (loss)	$76	$840	$(8,023)	$(7,527)
Interest expense	1,435	937	3,216	3,100
Income tax expense (benefit)	(1,526)	(236)	(5,588)	(5,357)
Stock-based compensation	1,607	4,210	6,626	14,349
Interest accretion (1)	1,548	109	1,659	860
Depreciation and amortization	4,405	4,267	13,240	12,678
Transaction costs (2)	—	—	—	43
(Gain) Loss on sale of equipment	2	(12)	(67)	(37)
Tax benefit distribution	434	—	434	—
Adjusted EBITDA	$7,981	$10,115	$11,497	$18,109

(1)	Interest accretion represents the imputed interest and fair value adjustments to estimated contingent consideration.
(2)	Transaction costs represents acquisition and acquisition related costs.

Willdan Group, Inc. and Subsidiaries

Reconciliation of GAAP Net Income to Adjusted Net Income and Adjusted Diluted EPS

(in thousands, except per share amounts)

(Non-GAAP Measure)

	Three Months Ended		Nine Months Ended
	September 30,	October 1,	September 30,	October 1,
	2022	2021	2022	2021
Net income (loss)	$76	$840	$(8,023)	$(7,527)
Adjustment for stock-based compensation	1,607	4,210	6,626	14,349
Tax effect of stock-based compensation	(238)	(606)	(981)	(2,065)
Adjustment for intangible amortization	2,841	2,886	8,531	8,658
Tax effect of intangible amortization	(421)	(415)	(1,263)	(1,246)
Adjustment for interest accretion	1,548	—	1,659	—
Tax effect of interest accretion	(229)	—	(246)	—
Adjustment for transaction costs	—	—	—	43
Tax effect of transaction costs	—	—	—	(6)
Adjustment for deferred tax valuation	—	—	—	—
Tax effect of deferred tax valuation	—	—	—	—
Adjustment for tax benefit distribution	434	—	434	—
Tax effect of tax benefit distribution	(64)	—	(64)	—
Adjusted Net Income (Loss)	$5,554	$6,915	$6,673	$12,206

Diluted weighted-average shares outstanding	13,360	13,141	12,971	12,391

Diluted earnings (loss) per share	$0.01	$0.06	$(0.62)	$(0.61)
Impact of adjustment:
Stock-based compensation per share	0.12	0.32	0.51	1.16
Tax effect of stock-based compensation per share	(0.02)	(0.04)	(0.08)	(0.16)
Intangible amortization per share	0.21	0.22	0.66	0.70
Tax effect of intangible amortization per share	(0.03)	(0.03)	(0.10)	(0.10)
Interest accretion per share	0.12	—	0.13	—
Tax effect of interest accretion per share	(0.02)	—	(0.02)	—
Transaction costs per share	—	—	—	—
Tax effect of transaction costs per share	—	—	—	—
Deferred tax valuation per share	—	—	—	—
Tax effect of deferred tax valuation per share	—	—	—	—
Tax benefit distribution per share	0.03	—	0.03	—
Tax effect of tax benefit distribution per share	(0.00)	—	(0.00)	—
Adjusted Diluted EPS	$0.42	$0.53	$0.51	$0.99

Contact:

Willdan Group, Inc.

Al Kaschalk

VP Investor Relations

Tel: 310-922-5643

akaschalk@willdan.com